Exhibit 13.1

Certification

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F/A for the year ended December 31, 2008 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Each of Chang Keun Kim, Chief Executive Officer, and Hwi Joon Shin, Chief Financial Officer of Webzen Inc., certifies that, to the best of his knowledge:

1.       the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Webzen Inc.

Date: November 20, 2009

By:	/s/ Chang Keun Kim
	Name:	Chang Keun Kim
	Title:	Chief Executive Officer

By:	/s/ Hwi Joon Shin
	Name:	Hwi Joon Shin
	Title:	Chief Financial Officer